   As filed with the Securities and Exchange Commission on February 1, 1999
                                                              Reg. No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                                  MEDJET INC.
               (Exact name of issuer as specified in its charter)

           Delaware                                          22-3283541
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                     1090 King Georges Post Road, Suite 301
                            Edison, New Jersey 08837
                    (Address of principal executive offices)

                           -------------------------

                             1994 STOCK OPTION PLAN
                                      AND
                                CERTAIN WARRANTS
                           (Full title of the plans)

                           -------------------------

                             Eugene I. Gordon, Ph.D
                            Chief Executive Officer
                                  Medjet Inc.
                     1090 King Georges Post Road, Suite 301
                            Edison, New Jersey 08837
                    (Name and address of agent for service)
                                 (732) 738-3990
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Dale E. Short, Esq.
                               Stuart Teng, Esq.
                     Troy & Gould Professional Corporation
                       1801 Century Park East, Suite 1600
                         Los Angeles, California 90067
                                 (310) 553-4441

                        CALCULATION OF REGISTRATION FEE

 ==========================================================================================================================
                                                             Proposed Maximum       Proposed Maximum
                                           Amount To Be       Offering Price       Aggregate Offering        Amount of
 Title of Securities To Be Registered      Registered(1)         Per Share                Price           Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                416,538(2)           $3.87(3)            $1,612,002(3)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                 89,439              $3.37(4)            $  301,500
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                  7,950              $3.37(4)            $   26,800
---------------------------------------------------------------------------------------------------------------------------
    TOTAL                                    513,927                                  $1,940,302                $540
==========================================================================================================================

(1) In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there also are being registered such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the plan and warrants.
(2) Represents currently available shares authorized for issuance under the 1994 Stock Option Plan.
(3) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $4.15 per share for 377,550 shares pursuant to outstanding options and the estimated exercise price of $1.13 per share for 38,988 unissued options. The estimated exercise price of $1.13 per share for unissued options is based upon the average of the bid and ask prices of the Common Stock quoted on the National Association of Securities Dealers OTC Bulletin Board on January 26, 1999.
(4) The registration fee for shares of Common Stock issuable upon exercise of outstanding warrants was calculated using the prices at which such warrants may be exercised.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

*         Information required by Items 1 and 2 of Part I to be contained in the
          Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                      2.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents which have heretofore been filed by Medjet Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference herein:

         (i) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, as amended by Amendment No. 1 to the Registrant's Annual Report on Form 10-KSB/A, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (ii) the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1998, filed pursuant to Section 13(a) of the Exchange Act.

         (iii) the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1998, as amended by Amendment No. 1 to the Registrant's Quarterly Report on Form 10-QSB/A, filed pursuant to Section 13(a) of the Exchange Act.

         (iv) the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1998, filed pursuant to Section 13(a) of the Exchange Act.

         (v) the Registrant's Current Report on Form 8-K dated July 21, 1998, filed pursuant to Section 13(a) of the Exchange Act.

         (vi) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated May 24, 1996, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

         In addition, any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Registrant's Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Sanford J. Hillsberg, a shareholder of the Registrant, is a member of the law firm of Troy & Gould Professional Corporation, which is giving an opinion upon the validity of the shares being registered. Mr. Hillsberg owns 28,552 shares of Common Stock and holds options and warrants to purchase an additional 26,950 shares of Common Stock (all of which are being registered pursuant to this Registration Statement). Mr. Hillsberg's wife owns 7,000 shares of Common Stock and warrants to purchase an additional 7,000 shares of Common Stock, as to which shares and warrants Mr. Hillsberg disclaims beneficial ownership.

Item 6.  Indemnification of Directors and Officers

         Pursuant to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "GCL"), Article SEVENTH of the Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of the Company's directors to the Company and its stockholders except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities. Section 145 of the

GCL, permits a corporation to indemnify certain persons, including officers and directors and former officers and directors, and to purchase insurance with respect to liabilities arising out of their capacity or status as officers and directors. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which officers and directors may be entitled under the corporation's certificate of incorporation, by-laws, any agreement or otherwise.

         The By-Laws of the Company require it to indemnify to the full extent permitted by the GCL, any person who is made or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director or officer of the Company or serves or served as a director, officer, partner, trustee, fiduciary, employee or agent of any other enterprise or organization at the Company's request.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The following exhibits are filed herewith or incorporated by reference as a part of this Registration Statement:

         4.1 Specimen Common Stock Certificate (previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-3184) and incorporated herein by reference.)

         4.2 1994 Stock Option Plan (previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-
               3184) and incorporated herein by reference.)

         4.3   Warrant dated as of May 20, 1996 issued to Steven G. Cooperman,
               M.D.*

         4.4 Amendment No. 1 to the warrant dated as of May 20, 1996 issued to Steven G. Cooperman, M.D.*

         4.5 Amendment No. 2 to the warrant dated as of May 20, 1996 issued to Steven G. Cooperman, M.D.*

         4.6   Warrant dated as of May 20, 1996 issued to Sanford J. Hillsberg.*

         4.7 Amendment No. 1 to the warrant dated as of May 20, 1996 issued to Sanford J. Hillsberg.*

         4.8 Amendment No. 2 to the warrant dated as of May 20, 1996 issued to Sanford J. Hillsberg.*

         5 Opinion of Counsel as to the legality of securities being registered.*

         23.1  Consent of Accountants.*

         23.2  Consent of Counsel (included in Exhibit 5).*

         24    Power of Attorney (see page II - 4).*
_________________

*        Included herewith.

Item 9.  Undertakings

(a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Edison, State of New Jersey, on February 1, 1999.

                                   MEDJET INC.


                                   By: /s/ Eugene I. Gordon
                                       -------------------------
                                       Eugene I. Gordon
                                       Chairman of the Board and
                                       Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Eugene I. Gordon and Thomas M. Handschiegel, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign this Registration Statement and any amendments hereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                                   Date
---------                             -----                                   ----
/s/ Eugene I. Gordon                  Chairman of the Board and               February 1, 1999
----------------------------          Chief Executive Officer (Principal
Eugene I. Gordon                      Executive Officer)

/s/ Terence A. Walts                  President and Chief Operating Officer   February 1, 1999
----------------------------
Terence A. Walts

/s/ Thomas M. Handschiegel            Treasurer, Vice President - Finance     February 1, 1999
----------------------------          and Human Resources, and Secretary
Thomas M. Handschiegel                (Principal Financial Officer)

/s/ Sanford J. Hillsberg              Director                                February 1, 1999
----------------------------
Sanford J. Hillsberg

/s/ Malcolm R. Kahn                   Director                                February 1, 1999
----------------------------
Malcolm R. Kahn

                                      Director
----------------------------
Edward E. David, Jr.

                                 EXHIBIT INDEX
                                 -------------

     4.1 Specimen Common Stock Certificate (previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-3184) and incorporated herein by reference.)

     4.2 1994 Stock Option Plan (previously filed as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-3184) and incorporated herein by reference.)

     4.3  Warrant dated as of May 20, 1996 issued to Steven G. Cooperman, M.D.

     4.4 Amendment No. 1 to the warrant dated as of May 20, 1996 issued to Steven G. Cooperman, M.D.

     4.5 Amendment No. 2 to the warrant dated as of May 20, 1996 issued to Steven G. Cooperman, M.D.

     4.6  Warrant dated as of May 20, 1996 issued to Sanford J. Hillsberg.

     4.7 Amendment No. 1 to the warrant dated as of May 20, 1996 issued to Sanford J. Hillsberg.

     4.8 Amendment No. 2 to the warrant dated as of May 20, 1996 issued to Sanford J. Hillsberg.

     5    Opinion of Counsel as to the legality of securities being registered.

     23.1 Consent of Accountants.

     23.2 Consent of Counsel (included in Exhibit 5).

     24   Power of Attorney (see page II - 4).